Exhibit 99.1
CRITEO REPORTS RECORD SECOND QUARTER 2024 RESULTS

Raises Full Year 2024 Outlook
Announces Retail Media Investor Update on November 18, 2024

NEW YORK - August 1, 2024 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the commerce media company, today announced financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights:

The following table summarizes our consolidated financial results for the three months and six months ended June 30, 2024:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	YoY Change	2024	2023	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$471	$469	1%	$921	$914	1%
Gross Profit	$233	$200	17%	$450	$381	18%
Net Income (loss)	$28	$(2)	NM	$37	$(14)	361%
Gross Profit margin	49%	43%	6ppt	49%	42%	7 ppt
Diluted EPS	$0.46	$(0.05)	NM	$0.58	$(0.26)	323%
Cash from operating activities	$17	$1	NM	$31	$43	(28)%
Cash and cash equivalents	$217	$223	(3)%	$217	$223	(3)%

Non-GAAP Results[1]
Contribution ex-TAC	$267	$240	11%	$521	$461	13%
Adjusted EBITDA	$93	$56	67%	$164	$95	73%
Adjusted diluted EPS	$1.08	$0.53	104%	$1.88	$1.03	83%
Free Cash Flow (FCF)	$(4)	$(44)	91%	$(3)	$(35)	91%
FCF / Adjusted EBITDA	(4)%	(79)%	75ppt	(2)%	(37)%	35 ppt

"Our transformation is coming to life and we continue to seize the exciting opportunities in front of us, positioning ourselves for a promising future,” said Megan Clarken, Chief Executive Officer of Criteo. “Our focus remains on executing our plan to drive sustainable growth and maximize shareholder value.”

Operating Highlights

•Retail Media Contribution ex-TAC grew 24% year-over-year at constant currency2 and same-retailer Contribution ex-TAC3 retention for Retail Media was 131%.
•We expanded our platform adoption to 2,900 brands and 225 retailers and marketplaces, including Dollar General, QVC, Belk, MyTheresa, Selfridges and Grab.
•We announced a strategic collaboration with Microsoft Advertising to drive Retail Media growth.
•Performance Media4 Contribution ex-TAC was up 11% year-over-year at constant currency.
•Criteo's activated media spend5 was $4.3 billion in the last 12 months and $1.0 billion in Q2 2024, growing 7% year-over-year at constant currency2.
•We deployed $102 million of capital for share repurchases in the first half of 2024.
•Ernst Teunissen was appointed to the Company's Board of Directors at the 2024 Annual Meeting of Shareholders.

___________________________________________________
1 Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
3 Same-retailer Contribution ex-TAC retention is the Contribution ex-TAC generated by clients that were live with us in a given quarter and are still live with us the same quarter in the following year.
4 Beginning with the first quarter of 2024, Criteo changed its segment reporting structure to two reportable segments: Retail Media and Performance Media. See the Form 8-K filed with the SEC on March 4, 2024 for more details.
5 Activated media spend is defined as the media spend activated on behalf of our Retail Media clients and our Performance Media clients.

Financial Summary

Revenue for Q2 2024 was $471 million, gross profit was $233 million and Contribution ex-TAC was $267 million. Net income for Q2 was $28 million, or $0.46 per share on a diluted basis. Adjusted EBITDA for Q2 was $93 million, resulting in an adjusted diluted EPS of $1.08. As reported, revenue for Q2 increased by 1%, gross profit increased 17% and Contribution ex-TAC increased by 11%. At constant currency, revenue for Q2 increased by 3% and Contribution ex-TAC increased by 14%. Cash flow from operating activities was $17 million in Q2 and Free Cash Flow was $(4) million in Q2. As of June 30, 2024, we had $239 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “We are raising our full-year 2024 guidance after another record quarter in Q2. We enter the second half of the year in a position of strength and confidence to deliver double-digit growth with continued margin expansion.”

Second Quarter 2024 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue increased by 1% year-over-year in Q2 2024, or 3% at constant currency, to $471 million (Q2 2023: $469 million). Gross profit increased by 17% year-over-year in Q2 2024 to $233 million (Q2 2023: $200 million). Gross profit as a percentage of revenue, or gross profit margin, was 49% (Q2 2023: 43%). Contribution ex-TAC in the second quarter increased 11% year-over-year, or increased 14% at constant currency, to $267 million (Q2 2023: $240 million).

•Retail Media revenue increased 23%, or 23% at constant currency, reflecting continued strength in Retail Media onsite. Retail Media Contribution ex-TAC increased 24%, or 24% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.
•Performance Media revenue decreased (2)%, or increased 1% at constant currency, and Performance Media Contribution ex-TAC increased 8%, or 11% at constant currency, driven by the continued traction of Commerce Audiences as more clients adopt full funnel activation.

Net Income (Loss) and Adjusted Net Income

Net income was $28 million in Q2 2024 (Q2 2023: net loss of $(2) million). Net income allocated to shareholders of Criteo was $27 million, or $0.46 per share on a diluted basis (Q2 2023: net loss available to shareholders of $(3) million, or $(0.05) per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $64 million, or $1.08 per share on a diluted basis (Q2 2023: $30 million, or $0.53 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $93 million, representing an increase of 67% year-over-year (Q2 2023: $56 million). This primarily reflects higher Contribution ex-TAC over the period and effective cost management. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 35% (Q2 2023: 23%).

Operating expenses decreased by (1)% year-over-year to $196 million (Q2 2023: $199 million), mostly driven by cost efficiencies partially offset by planned growth investments. Non-GAAP operating expenses decreased by (6)% year-over-year to $149 million (Q2 2023: $157 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities was $17 million in Q2 2024 (Q2 2023: $1 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, was $(4) million in Q2 2024 (Q2 2023: $(44) million). On a trailing 12-month basis, Free Cash Flow was $142 million.

Cash and cash equivalents, and marketable securities, were $239 million, a $(120) million decrease compared to December 31, 2023, after spending $102 million on share repurchases in the first half of 2024.

As of June 30, 2024, the Company had total financial liquidity of approximately $675 million, including its cash position, marketable securities, revolving credit facility and treasury shares reserved for M&A.

2024 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of August 1, 2024.

Fiscal year 2024 guidance:
•We now expect Contribution ex-TAC to grow +10% to +12% at constant currency, compared to our previous guidance of high-single-digit growth at constant currency.
•We now expect an Adjusted EBITDA margin of approximately 32% of Contribution ex-TAC, compared to our previous guidance of approximately 31% of Contribution ex-TAC.

Third quarter 2024 guidance:
•We expect Contribution ex-TAC between $264 million and $268 million, or year-over-year growth at constant-currency of +8% to +10%.
•We expect Adjusted EBITDA between $72 million and $76 million.

The guidance for the second quarter and fiscal year ending December 31, 2024 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.922, a U.S. dollar-Japanese Yen rate of 155, a U.S. dollar-British pound rate of 0.787, a U.S. dollar-Korean Won rate of 1,363 and a U.S. dollar-Brazilian real rate of 5.15.

The guidance assumes that no additional acquisitions are completed during the third quarter of 2024 or the fiscal year ended December 31, 2024.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Retail Media Investor Update

Criteo also announced today that it will webcast its Retail Media investor presentation on November 18, 2024. The event will be an opportunity for the Company to provide an update on its Retail Media business and opportunities ahead.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, and certain acquisition costs. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related assets, certain restructuring, integration and transformation costs, certain acquisition costs, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, and certain acquisition and integration costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending September 30, 2024 and the year ending December 31, 2024, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion (including related to changes in a specific country's or region's political or economic conditions), the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 23, 2024, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and volatile interest rates in the U.S. have impacted Criteo's business, financial condition, cash flow and results of operations.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, August 1, 2024, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 800 836 8184
•International:            +1 646 357 8785
•France                080-094-5120

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects thousands of marketers and media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, m.dambre@criteo.com

Criteo Public Relations
Jessica Meyers, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$216,698	$336,341
Trade receivables, net of allowances of $ 38.7 million and $ 43.3 million at June 30, 2024 and December 31, 2023, respectively	632,749	775,589
Income taxes	16,673	2,065
Other taxes	132,465	109,306
Other current assets	49,021	48,291
Restricted cash	75,000	75,000
Marketable securities - current portion	16,480	5,970
Total current assets	1,139,086	1,352,562
Property, plant and equipment, net	115,886	126,494
Intangible assets, net	172,744	180,888
Goodwill	519,924	524,197
Right of Use Asset - operating lease	103,507	112,487
Marketable securities - non current portion	5,353	16,575
Non-current financial assets	5,441	5,294
Other non-current assets	59,699	60,742
Deferred tax assets	46,226	52,680
Total non-current assets	1,028,780	1,079,357
Total assets	$2,167,866	$2,431,919

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$635,208	$838,522
Contingencies - current portion	1,373	1,467
Income taxes	3,334	17,213
Financial liabilities - current portion	7,020	3,389
Lease liability - operating - current portion	27,736	35,398
Other taxes	89,322	66,659
Employee - related payables	94,166	113,287
Other current liabilities	97,733	104,552
Total current liabilities	955,892	1,180,487
Deferred tax liabilities	3,061	1,083
Defined benefit plans	4,231	4,123
Financial liabilities - non current portion	306	77
Lease liability - operating - non current portion	78,801	83,051
Contingencies - non current portion	32,625	32,625
Other non-current liabilities	19,760	19,082
Total non-current liabilities	138,784	140,041
Total liabilities	1,094,676	1,320,528
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 59,063,486 and 61,165,663 shares authorized, issued and outstanding at June 30, 2024 and December 31, 2023, respectively.	1,967	2,023
Treasury stock, 4,461,517 and 5,400,572 shares at cost as of June 30, 2024 and December 31, 2023 , respectively.	(154,254)	(161,788)
Additional paid-in capital	761,681	769,240
Accumulated other comprehensive income (loss)	(103,848)	(85,326)
Retained earnings	537,241	555,456
Equity - attributable to shareholders of Criteo S.A.	1,042,787	1,079,605
Non-controlling interests	30,403	31,786
Total equity	1,073,190	1,111,391
Total equity and liabilities	$2,167,866	$2,431,919

CRITEO S.A.
Consolidated Statement of Operations
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Revenue	$471,307	$468,934	$921,362	$913,950

Cost of revenue
Traffic acquisition cost	(204,214)	(228,717)	(400,381)	(453,115)
Other cost of revenue	(34,248)	(40,435)	(70,913)	(79,544)

Gross profit	232,845	199,782	450,068	381,291

Operating expenses:
Research and development expenses	(59,639)	(67,775)	(126,497)	(131,365)
Sales and operations expenses	(95,069)	(112,511)	(187,911)	(213,753)
General and administrative expenses	(41,199)	(18,537)	(88,368)	(58,707)
Total Operating expenses	(195,907)	(198,823)	(402,776)	(403,825)
Income (loss) from operations	36,938	959	47,292	(22,534)
Financial and Other income	(284)	(1,852)	897	4,975
Income (loss) before taxes	36,654	(893)	48,189	(17,559)
Provision for income tax (expense) benefit	(8,595)	(1,078)	(11,564)	3,517
Net income (loss)	$28,059	$(1,971)	$36,625	$(14,042)

Net income (loss) available to shareholders of Criteo S.A.	$26,987	$(2,876)	$34,231	$(14,685)
Net income (loss) available to non-controlling interests	$1,072	$905	$2,394	$643

Weighted average shares outstanding used in computing per share amounts:
Basic	54,684,560	55,924,824	54,915,140	56,094,887
Diluted	58,974,186	55,924,824	59,151,582	56,094,887

Net income (loss) allocated to shareholders per share:
Basic	$0.49	$(0.05)	$0.62	$(0.26)
Diluted	$0.46	$(0.05)	$0.58	$(0.26)

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income (loss)	$28,059	$(1,971)	$36,625	$(14,042)
Non-cash and non-operating items	22,413	16,939	82,574	48,886
- Amortization and provisions	21,089	10,111	46,324	37,422
- Equity awards compensation expense (1)	20,686	27,173	47,978	52,341
- Net (gain) or loss on disposal of non-current assets	574	(7)	574	(8,797)
- Change in uncertain tax positions	875	(407)	1,757	(467)
- Net change in fair value of earn-out	(50)	430	3,187	516
- Change in deferred taxes	4,915	(8,239)	8,089	(20,536)
- Change in income taxes	(26,165)	(13,478)	(28,420)	(13,615)
- Other	489	1,356	3,085	2,022
Changes in working capital related to operating activities	(33,285)	(13,640)	(87,995)	8,448
- (Increase) / Decrease in trade receivables	(21,536)	(34,666)	136,520	129,454
- Increase / (Decrease) in trade payables	8,711	16,454	(193,210)	(128,557)
- (Increase) / Decrease in other current assets	12,836	6,942	(24,021)	(6,652)
- Increase / (Decrease) in other current liabilities	(31,206)	(2,069)	(4,472)	14,597
- Change in operating lease liabilities and right of use assets	(2,090)	(301)	(2,812)	(394)
CASH FROM OPERATING ACTIVITIES	17,187	1,328	31,204	43,292
Acquisition of intangible assets, property, plant and equipment	(23,675)	(24,312)	(36,968)	(61,507)
Change in accounts payable related to intangible assets, property, plant and equipment	2,556	(21,207)	2,625	(17,231)
Payment for business, net of cash acquired	—	(457)	(527)	(6,957)
Proceeds from disposition of investment	—	—	—	9,625
Change in other non-current financial assets	(139)	(6,259)	(287)	(12,267)
CASH USED FOR INVESTING ACTIVITIES	(21,258)	(52,235)	(35,157)	(88,337)
Proceeds from exercise of stock options	812	431	1,207	1,697
Repurchase of treasury stocks	(40,352)	(23,836)	(102,495)	(74,866)
Cash payment for contingent consideration	—	—	—	(22,025)
Change in other financing activities	(378)	(495)	(810)	(923)
CASH USED FOR FINANCING ACTIVITIES	(39,918)	(23,900)	(102,098)	(96,117)
Effect of exchange rates changes on cash and cash equivalents	(6,175)	(7,673)	(13,507)	(8,855)
Net decrease in cash and cash equivalents and restricted cash	(50,164)	(82,480)	(119,558)	(150,017)
Net cash and cash equivalents and restricted cash at beginning of period	341,862	380,663	411,257	448,200
Net cash and cash equivalents and restricted cash at end of period	$291,698	$298,183	$291,698	$298,183

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(23,403)	$(23,201)	$(24,571)	$(31,101)
Cash paid for interest	$(326)	$(60)	$(653)	$(676)

(1) Share-based compensation expense, net of capitalized stock-based compensation relating to internally developed software according to ASC 718 Compensation - stock compensation accounted for $20.3 million million and $26.7 million of equity awards compensation expense for the quarters ended June 30, 2024 and 2023, respectively, and $47.1 million and $51.4 million of equity awards compensation expense for the six months ended June 30, 2024 and 2023, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

CASH FROM OPERATING ACTIVITIES	$17,187	$1,328	$31,204	$43,292
Acquisition of intangible assets, property, plant and equipment	(23,675)	(24,312)	(36,968)	(61,507)
Change in accounts payable related to intangible assets, property, plant and equipment	2,556	(21,207)	2,625	(17,231)
FREE CASH FLOW (1)	$(3,932)	$(44,191)	$(3,139)	$(35,446)

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	YoY Change	2024	2023	YoY Change

Gross Profit	232,845	199,782	17%	450,068	381,291	18%

Other Cost of Revenue	34,248	40,435	(15)%	70,913	79,544	(11)%

Contribution ex-TAC (1)	$267,093	$240,217	11%	$520,981	$460,835	13%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Segment	2024	2023	YoY Change	YoY Change at Constant Currency (3)	2024	2023	YoY Change	YoY Change at Constant Currency (3)
Revenue
Retail Media	$54,777	$44,590	23%	23%	$105,649	$82,611	28%	28%
Performance Media (1)	416,530	424,344	(2)%	1%	815,713	831,339	(2)%	0.1%
Total	471,307	468,934	1%	3%	921,362	913,950	1%	3%

Contribution ex-TAC
Retail Media	53,866	43,518	24%	24%	104,035	80,870	29%	28%
Performance Media	213,227	196,699	8%	11%	416,946	379,965	10%	12%
Total (2)	$267,093	$240,217	11%	14%	$520,981	$460,835	13%	15%

(1) Beginning with the first quarter of 2024, Criteo changed its segment reporting structure to two reportable segments: Retail Media and Performance Media. See the Form 8-K filed with the SEC on March 4, 2024 for more details.
(2) Refer to the Non-GAAP Financial Measures section of this filing for a definition of the Non-GAAP metric.
(3) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	YoY Change	2024	2023	YoY Change
Net income (loss)	$28,059	$(1,971)	NM	$36,625	$(14,042)	361%
Adjustments:
Financial (Income) expense	284	1,956	(85)%	(897)	(4,650)	81%
Provision for income taxes	8,595	1,078	697%	11,564	(3,517)	429%
Equity awards compensation expense	21,877	27,831	(21)%	49,169	53,896	(9)%
Pension service costs	172	177	(3)%	344	353	(3)%
Depreciation and amortization expense	25,077	26,606	(6)%	49,995	51,926	(4)%
Acquisition-related costs	—	362	(100)%	—	1,194	(100)%
Net loss contingency on regulatory matters	—	(21,616)	100%	—	(21,616)	100%
Restructuring, integration and transformation costs	9,366	21,563	(57)%	17,309	31,165	(44)%
Total net adjustments	65,371	57,957	13%	127,484	108,751	17%
Adjusted EBITDA (1)	$93,430	$55,986	67%	$164,109	$94,709	73%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	YoY Change	2024	2023	YoY Change
Research and Development expenses	$(59,639)	$(67,775)	(12)%	$(126,497)	$(131,365)	(4)%
Equity awards compensation expense	9,059	16,339	(45)%	23,653	32,675	(28)%
Depreciation and Amortization expense	12,275	8,518	44%	24,603	18,844	31%
Pension service costs	90	94	(4)%	181	186	(3)%
Acquisition-related costs	—	99	(100)%	—	503	(100)%
Restructuring, integration and transformation costs	2,237	4,467	(50)%	2,708	5,341	(49)%
Non GAAP - Research and Development expenses	(35,978)	(38,258)	(6)%	(75,352)	(73,816)	2%
Sales and Operations expenses	(95,069)	(112,511)	(16)%	(187,911)	(213,753)	(12)%
Equity awards compensation expense	5,334	5,687	(6)%	11,061	10,427	6%
Depreciation and Amortization expense	3,137	4,059	(23)%	6,370	6,875	(7)%
Pension service costs	26	27	(4)%	52	55	(5)%
Restructuring, integration and transformation costs	4,144	12,667	(67)%	4,638	17,401	(73)%
Non GAAP - Sales and Operations expenses	(82,428)	(90,071)	(8)%	(165,790)	(178,995)	(7)%
General and Administrative expenses	(41,199)	(18,537)	122%	(88,368)	(58,707)	51%
Equity awards compensation expense	7,483	5,805	29%	14,454	10,794	34%
Depreciation and Amortization expense	435	566	(23)%	888	1,086	(18)%
Pension service costs	56	56	—%	111	112	(1)%
Acquisition-related costs	—	263	(100)%	—	691	(100)%
Restructuring, integration and transformation costs	2,984	4,429	(33)%	9,962	8,423	18%
Net loss contingency on regulatory matters	—	(21,616)	100%	—	(21,616)	100%
Non GAAP - General and Administrative expenses	(30,241)	(29,034)	4%	(62,953)	(59,217)	6%
Total Operating expenses	(195,907)	(198,823)	(1)%	(402,776)	(403,825)	—%
Equity awards compensation expense	21,877	27,831	(21)%	49,169	53,896	(9)%
Depreciation and Amortization expense	15,847	13,143	21%	31,861	26,805	19%
Pension service costs	172	177	(3)%	344	353	(3)%
Acquisition-related costs	—	362	(100)%	—	1,194	(100)%
Restructuring, integration and transformation costs	9,365	21,563	(57)%	17,308	31,165	(44)%
Net loss contingency on regulatory matters	—	(21,616)	100%	—	(21,616)	100%
Total Non GAAP Operating expenses (1)	(148,646)	$(157,363)	(6)%	(304,094)	(312,028)	(3)%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income (Loss)
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	YoY Change	2024	2023	YoY Change

Net income (loss)	$28,059	$(1,971)	NM	$36,625	$(14,042)	361%
Adjustments:
Equity awards compensation expense	21,877	27,831	(21)%	49,169	53,896	(9)%
Amortization of acquisition-related intangible assets	8,613	8,812	(2)%	17,292	17,345	—%
Acquisition-related costs	—	362	(100)%	—	1,194	(100)%
Net loss contingency on regulatory matters	—	(21,616)	100%	—	(21,616)	100%
Restructuring, integration and transformation costs	9,366	21,563	(57)%	17,309	31,165	(44)%
Tax impact of the above adjustments (1)	(4,198)	(5,333)	21%	(9,186)	(10,282)	11%
Total net adjustments	35,658	31,619	13%	74,584	71,702	4%
Adjusted net income(2)	$63,717	$29,648	115%	$111,209	$57,660	93%

Weighted average shares outstanding
- Basic	54,684,560	55,924,824		54,915,140	56,094,887
- Diluted	58,974,186	55,924,824		59,151,582	56,094,887

Adjusted net income per share
- Basic	$1.17	$0.53	121%	$2.03	$1.03	97%
- Diluted	$1.08	$0.53	104%	$1.88	$1.03	83%

(1) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Constant Currency Reconciliation(1)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	YoY Change	2024	2023	YoY Change

Gross Profit as reported	$232,845	$199,782	17%	$450,068	$381,291	18%

Other cost of revenue as reported	34,248	40,435	(15)%	70,913	79,544	(11)%

Contribution ex-TAC as reported(2)	267,093	240,217	11%	520,981	460,835	13%
Conversion impact U.S. dollar/other currencies	5,602	—		9,324	—
Contribution ex-TAC at constant currency	272,695	240,217	14%	530,305	460,835	15%

Traffic acquisition costs as reported	204,214	228,717	(11)%	400,381	453,115	(12)%
Conversion impact U.S. dollar/other currencies	4,580	—		7,089	—
Traffic acquisition costs at constant currency	208,794	228,717	(9)%	407,470	453,115	(10)%

Revenue as reported	471,307	468,934	1%	921,362	913,950	1%
Conversion impact U.S. dollar/other currencies	10,181	—		16,412	—
Revenue at constant currency	$481,488	$468,934	3%	$937,774	$913,950	3%

(1) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Information on Share Count
(unaudited)

	Six Months Ended
	2024	2023
Shares outstanding as at January 1,	55,765,091	57,263,624
Weighted average number of shares issued during the period	(849,951)	(1,168,737)
Basic number of shares - Basic EPS basis	54,915,140	56,094,887
Dilutive effect of share options, warrants, employee warrants - Treasury method	4,236,442	—
Diluted number of shares - Diluted EPS basis	59,151,582	56,094,887

Shares issued as at June 30, before Treasury stocks	59,063,486	63,337,453
Treasury stocks as of June 30,	(4,461,517)	(7,412,578)
Shares outstanding as of June 30, after Treasury stocks	54,601,969	55,924,875
Total dilutive effect of share options, warrants, employee warrants	7,618,460	9,340,335
Fully diluted shares as at June 30,	62,220,429	65,265,210

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022

Clients	(5)%	—%	17,744	17,767	18,197	18,423	18,646	18,679	18,990	19,008	18,911

Revenue	1%	5%	471,307	450,055	566,302	469,193	468,934	445,016	564,425	446,921	495,090
Americas	2%	7%	212,374	198,365	280,597	219,667	208,463	188,288	281,806	201,274	213,340
EMEA	3%	3%	168,496	162,842	189,291	158,756	163,969	160,214	185,125	150,915	176,867
APAC	(6)%	2%	90,437	88,848	96,414	90,770	96,502	96,514	97,494	94,732	104,883

Revenue	1%	5%	471,307	450,055	566,302	469,193	468,934	445,016	564,425	446,921	495,090
Retail Media	23%	8%	54,777	50,872	76,583	49,813	44,590	38,021	59,801	41,170	54,667
Performance Media	(2)%	4%	416,530	399,183	489,719	419,380	424,344	406,995	504,624	405,751	440,423

TAC	(11)%	4%	(204,214)	(196,167)	(249,926)	(223,798)	(228,717)	(224,398)	(281,021)	(233,543)	(280,565)
Retail Media	(15)%	30%	(911)	(703)	(2,429)	(1,377)	(1,072)	(669)	(2,719)	(4,277)	(18,111)
Performance Media	(11)%	4%	(203,303)	(195,464)	(247,497)	(222,421)	(227,645)	(223,729)	(278,302)	(229,266)	(262,454)

Contribution ex-TAC (1)	11%	5%	267,093	253,888	316,376	245,395	240,217	220,618	283,404	213,378	214,525
Retail Media	24%	7%	53,866	50,169	74,154	48,436	43,518	37,352	57,082	36,893	36,556
Performance Media	8%	5%	213,227	203,719	242,222	196,959	196,699	183,266	226,322	176,485	177,969

Cash flow from operating activities	NM	23%	17,187	14,017	161,340	19,614	1,328	41,964	125,455	41,628	13,972

Capital expenditures	(54)%	60%	21,119	13,224	19,724	15,849	45,519	33,219	14,522	20,307	15,452

Net cash position	(2)%	(15)%	291,698	341,862	411,257	269,857	298,183	380,663	448,200	407,323	562,546

Headcount	(0.5)%	(2)%	3,498	3,559	3,563	3,487	3,514	3,636	3,716	3,537	3,146

Days Sales Outstanding (days - end of month) (2)	(5) days	(2) days	64	66	58	61	69	74	71	78	76

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.
(2) From September 2023, we have included Iponweb in our calculation of Days Sales Outstanding. Days Sales Outstanding excluding Iponweb would have been 71 days for the same period.